Exhibit 10.8
FORM OF INVESTOR COMMON STOCK WARRANT FOR COMMON STOCK UNIT FINANCING
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE A PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

No. _____	, 2010
IRVINE SENSORS CORPORATION
WARRANT TO PURCHASE COMMON STOCK
Void after                     , 2015
IRVINE SENSORS CORPORATION, a Delaware corporation (the “Company”), hereby certifies that, for value received,                      (including any permitted successors and assigns, the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time during the Exercise Period, defined below, and prior to 5:00 PM Central time, on                     , 2015 (the “Expiration Date”), fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) under the terms set forth herein.
1. Number of Warrant Shares; Exercise Price. This Warrant shall evidence the right of the Holder to purchase up to                      Warrant Shares at an exercise price per Warrant Share of $                     per share, subject to adjustment as provided in Section 6 below (the “Exercise Price”).
2. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
(a) The term “Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.
(b) The term “Company” shall include any company which shall succeed to or assume the obligations of the Company hereunder.
(c) The term “Corporate Transaction” shall mean (i) a sale, transfer or conveyance of all or substantially all of the assets of the Company; (ii) a consolidation of the Company with, or merger of the Company with or into, another corporation or other business entity in which the stockholders of the Company immediately prior to such consolidation or merger own less than 50% of the voting power of the surviving entity immediately after such consolidation or merger; or (iii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company and excluding any transaction for the primary purpose of raising capital.

(d) The term “Stock” shall mean (i) Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.
3. Exercise Date; Expiration. Subject to the terms hereof, this Warrant may be exercised by the Holder at any time after six (6) months plus one (1) day after the issuance date hereof and before the Expiration Date (the “Exercise Period”).
4. Exercise of Warrant; Partial Exercise.
(a) Subject to Section 3 above and Section 4(b) below, this Warrant may be exercised in full by the Holder by surrender of this Warrant, together with the Holder’s duly executed form of subscription attached hereto as Exhibit A, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate exercise price (as determined above) of the number of Warrant Shares to be purchased hereunder. The exercise of this Warrant pursuant to this Section 4 shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in this Section 4, and at such time the person in whose name any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Warrant Shares for all purposes. No later than seven (7) business days after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable full shares of Warrant Shares to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the fair market value (as defined in Section 5(c) below) of one full Warrant Share as of the close of business on the business day on which this Warrant is surrendered, and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant.
(b) The Holder may not exercise that portion of the Warrant on the deemed exercise date (the “Exercise Amount”) in amounts that would result in the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on such deemed exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of the Exercise Amount with respect to which the determination of this Section 4(b) is being made on such deemed exercise date resulting in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of this Section 4(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may revoke the exercise limitation described in this Section 4(b), in whole or in part, upon 61 days prior notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the exercise limitation described in this Section 4(b) in whole or in part, upon and effective after 61 days prior written notice to the Company to increase such percentage to up to 9.99%.
5. Net Issuance.
(a) Cashless Exercise. In the event that the Company has not registered the Warrant Shares issued or issuable upon the exercise of this Warrant for resale under the Securities Act of 1933, as amended, on or prior to the second day after the six-month anniversary (the “Net Issuance Date”) of the issuance date of this Warrant, the Holder shall have the right to convert this Warrant (the “Conversion Right”) into Warrant Shares as provided in this Section 5 from time to time after the Net Issuance Date until the Expiration Date. Subject to Section 4(b), upon exercise of the Conversion Right with respect to shares subject to the Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares computed using the following formula:

X	=	Y (A - B) A

Where:	X =	the number of Warrant Shares to be delivered to the Holder;

	Y =	the number of Converted Warrant Shares;

	A =	the fair market value of one Warrant Share on the Conversion Date (as defined below); and

	B =	the Exercise Price (as adjusted on the Conversion Date).

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No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued (determined in accordance with the foregoing formula) is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.
(b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the shares issuable upon exercise of the Conversion Right shall be delivered to the Holder within seven (7) business days following the Conversion Date and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant shall also be delivered to the Holder.
(c) Determination of Fair Market Value. For purposes of this Section 5, fair market value of a Warrant Share on the Conversion Date shall be determined as follows:
(i) If the Common Stock is traded on a national securities exchange or the Nasdaq Capital Market, the fair market value of a Warrant Share shall be deemed to be the closing sales price of the Common Stock on the stock exchange or market determined by the Board to be the primary market for the Common Stock as of the trading day immediately prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange or market;
(ii) If the Common Stock is traded over-the-counter or in the “pink sheets”, the fair market value of a Warrant Share shall be deemed to be the closing bid price (or, if such information is available, the closing selling price, or, in the case of the “pink sheets,” the most recent bid price) of the Common Stock as of the trading day immediately prior to the Conversion Date; and
(iii) If there is no public market for the Common Stock, then the fair market value of a Warrant Share shall be determined by the Board of Directors of the Company in good faith and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable, but in any event not later than 15 days after such request, notify the Holder of the Fair Market Value per share of Common Stock.
6. Adjustments to Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Exercise Price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:
(a) Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock into a greater number of shares, then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately increased in accordance with Section 6(f) hereof.

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(b) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately decreased in accordance with Section 6(f) hereof.
(c) Dividends in Common Stock or Common Stock Equivalents. In the event the Company should at any time or from time to time fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution if no record date is fixed), the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of Common Stock and Common Stock Equivalents which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares of Common Stock or Common Stock Equivalents.
(d) Reclassification or Reorganization. If the Warrant Shares issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split or subdivision provided for in Section 6(a) above or stock dividend provided for in Section 6(c) above or a combination of shares provided for in Section 6(b) above, or a reorganization, merger or consolidation provided for in Section 6(e) below), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.
(e) Merger or Consolidation. If at any time there shall be a capital reclassification or reorganization of the Warrant Shares or a Corporate Transaction (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) of the Company, then as a part of such reorganization or Corporate Transaction, lawful and adequate provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, resulting from such reorganization, recapitalization or Corporate Transaction to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization or Corporate Transaction. In any such case, the Company will make lawful and appropriate provision to insure that the provisions of this Section 6(e) hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such Corporate Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Corporate Transaction or the corporation purchasing or acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 6(e) shall similarly apply to successive reorganizations, reclassifications, or Corporate Transactions.
(f) Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
(g) Notice of Record Dates; Adjustments. In the event of a Corporate Transaction, the Company shall provide to the Holder ten (10) days advance written notice of such Corporate Transaction. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based.

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7. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.
8. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provisions, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration of the rights or privileges of the Holder contained herein, shall give rise to any liability of the Holder as a stockholder of the Company.
9. Miscellaneous.
(a) Transfer of Warrant; Permitted Designees. The Holder agrees not to make any disposition of this Warrant, the Warrant Shares or any rights hereunder without the prior written consent of the Company. Any such permitted transfer must be made by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any such permitted transferee. As a condition precedent to such transfer, the transferee shall sign an investment letter in form and substance satisfactory to the Company. Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of and be binding upon any successor to the Company and shall extend to any holder hereof. Notwithstanding anything contained herein, the Company shall, upon written instructions to be delivered to the Company within fifteen (15) business days following the date hereof, transfer all or a portion of this Warrant to officers, directors, employees and other registered agents or associated persons of the Holder (collectively, “Permitted Designees”) in accordance with this Section 9; provided, however, the Company shall not be required to issue such Warrants to any person who is not an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and provided, further, that Holder provides an opinion of counsel reasonably satisfactory to the Company that such transfer complies with applicable Federal and state securities laws. Each Permitted Designee shall be required to execute fully and completely the Investor Representation Letter in the form attached hereto as Exhibit C prior to the issuance of the Warrant to such person.
(b) Restrictive Legend. Each certificate for Warrant Shares shall bear a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”
(c) Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.
(d) Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant shall be in writing and shall be effective and deemed given to such party under this Warrant on the earliest of the following: (i) the date of personal delivery; (ii) the date of transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (iii) the next business day after deposit with an overnight courier for United States deliveries; or (iv) five (5) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to such party at the address set forth on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto. Notices to the Company will be marked “Attention: Chief Financial Officer.”

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(e) Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.
(f) Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holder and the Company. Any amendment or waiver effected in accordance with this Section 9(f) shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.
(g) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(h) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.
(i) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

IRVINE SENSORS CORPORATION a Delaware corporation
By:
	Name:	John J. Stuart, Jr.
	Title:	Sr. Vice President & Chief Financial Officer

	Address:	3001 Red Hill Avenue Building 4, Suite 108 Costa Mesa, CA 92626

ACKNOWLEDGED AND AGREED:
Holder:
Acknowledgement contained in the Omnibus Signature Page in the Subscription Agreement of each Holder

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EXHIBIT A TO INVESTOR WARRANT
FORM OF SUBSCRIPTION
(To be signed only on exercise of Warrant)
To: IRVINE SENSORS CORPORATION
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to (a) purchase  _____  shares of the Common Stock covered by such Warrant and herewith makes payment of $                    , representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for the issuance of  _____  shares of Common Stock in exchange for the surrender of the right to purchase  _____  shares of Common Stock under the Warrant pursuant to the Net Issue Exercise provisions of Section 5 of such Warrant.
Please issue a certificate or certificates representing  _____  shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)
The undersigned represents that the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws. The undersigned further represents that the aforesaid exercise complies with Section 4(b) of the Warrant.

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

(Address)
Dated:

EXHIBIT B TO INVESTOR WARRANT
FORM OF ASSIGNMENT
(To assign the foregoing Warrant, execute this form
and supply required information. Do not use this
form to purchase shares.)
For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)
Dated:                     , 20__

Holder’s
Signature:

Holder’s
Address:

NOTE:
The signature to this Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C TO INVESTOR WARRANT
FORM OF INVESTOR REPRESENTATION LETTER
DATE: _____________
Irvine Sensors Corporation
3001 Red Hill Avenue
Building 4, Suite 108
Costa Mesa, CA 92626
Gentlemen:
In connection with my receipt of warrants (“Warrants”) to purchase the number of shares of common stock referred to below, I hereby represent, warrant and covenant as follows:
1. Check each one which is applicable:
 _____  I am an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”);
 _____  I am able to fend for myself, can bear the economic risk of my investment and have such knowledge and experience in financial, tax, and business matters so as to utilize information made available to me in order to evaluate the merits and risks of an investment decision with respect thereto, or I have a preexisting personal or business relationship with the Company or one or more of the officers or directors of the Company;
2.	_____ I have had the opportunity to ask questions and receive and review such answers and information concerning Irvine Sensors Corporation (the “Issuer”) as I have deemed pertinent;
3.	_____ I am not relying on the Issuer or _____ respecting the tax and other economic considerations of an investment in the Issuer;
4.
 _____  I am acquiring the Warrants and the underlying securities related thereto solely for my own account for investment and not with a view to resale or distribution. I acknowledge that neither the Warrants nor the underlying securities have been registered under the Act or any state securities laws and may not be resold except pursuant to an effective registration statement thereunder or an exemption therefrom;

Name:

Holder of Warrants to purchase shares of common stock of Irvine Sensors Corporation pursuant to the terms of the Common Stock Purchase Warrant of even date herewith